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                                                                     EXHIBIT 3.2

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           OF GRYPHON GOLD CORPORATION

      Pursuant to Section 78.390 of the Nevada General Corporation Law, Gryphon Gold Corporation, a Nevada corporation, DOES HEREBY CERTIFY AND ADOPT THIS CERTIFICATE OF AMENDMENT:

FIRST: The name of the Corporation is Gryphon Gold Corporation.

SECOND: The undersigned, Anthony Ker, Secretary of Gryphon Gold Corporation, does hereby certify that the Board of Directors of Gryphon Gold Corporation acting by unanimous written consent on the 9th day of August, 2005 adopted a resolution to amend the original articles as follows:

ARTICLE IV WHICH PRESENTLY READS AS FOLLOWS:

                                   ARTICLE IV

      SECTION 4.1 CAPITAL STOCK. The total number of shares of stock the Corporation is authorized to issue shall be Seventy-Five Million (75,000,000) shares, which shall consist of the following: (i) Sixty Million (60,000,000) shares of Common Stock, par value of $.001 per share; and (ii) Fifteen Million (15,000,000) shares of Preferred Stock, par value of $.001 per share.

      SECTION 4.2 VOTING POWER FOR HOLDERS OF COMMON STOCK. Except as otherwise provided in these Articles of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her on all matters submitted to stockholders for a vote.

      SECTION 4.3 PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said classes or series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitation or restrictions thereof, if any, of each such class or series may differ from those of any and all other classes or series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted the authority, subject to any limitations contained in any class or series of Preferred Stock at any time outstanding, to fix or alter, by resolution or resolutions, the designation, number, voting power, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such class or series.

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IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                                   ARTICLE IV

      SECTION 4.1 CAPITAL STOCK. The total number of shares of stock the Corporation is authorized to issue shall be One Hundred Sixty-Five Million (165,000,000) shares, consisting of One Hundred Fifty Million (150,000,000) shares of common stock, par value of $0.001, and Fifteen Million (15,000,000) shares of preferred stock, par value of $0.001.

      SECTION 4.2 VOTING POWER FOR HOLDERS OF COMMON STOCK. Except as otherwise provided in these Articles of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her on all matters submitted to stockholders for a vote.

      SECTION 4.3 PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said classes or series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitation or restrictions thereof, if any, of each such class or series may differ from those of any and all other classes or series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted the authority, subject to any limitations contained in any class or series of Preferred Stock at any time outstanding, to fix or alter, by resolution or resolutions, the designation, number, voting power, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such class or series.

THIRD: The number of shares of the corporation outstanding and entitled to vote on this amendment to the Articles of Incorporation was 27,722,370, and this amendment has been consented to and approved by written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

       /s/ Anthony Ker
      _____________________
      Anthony Ker,
      Secretary

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